                                                                    Exhibit 23.1

Consent of Independent Auditors
The Board of Directors
COMFORCE Corporation:

We consent to incorporation by reference in the registration statements on Form S-3 (Registration Nos. 333-47941 and 333-52356) and Form S-8 (Registration Nos. 333-32271, 333-46787, 333-82199 and 333-56962) of COMFORCE Corporation and
subsidiaries of our report dated March 14, 2003, relating to the consolidated balance sheets of COMFORCE Corporation and subsidiaries as of December 29, 2002 and December 30, 2001, and the related consolidated statements of operations, stockholders' (deficit) equity and comprehensive income (loss), cash flows and the related financial statement schedule for each of the periods in the three-year period ended December 29, 2002, which report appears in the December 29, 2002 annual report on Form 10-K of COMFORCE Corporation.

Our report contains an explanatory paragraph indicating that the Company adopted Statement of Financial Accouting Standard No. 142, Goodwill and Other Intangible Assets, as of December 31, 2001.

                                                      /s/ KPMG LLP
                                                      --------------------------
                                                      KPMG LLP

Melville, New York
April 14, 2003